UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Meeting”) to (i) elect three Class III directors; (ii) hold an advisory (non-binding) vote to approve executive compensation; and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. For more information about the foregoing matters, see the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2016.

As of March 3, 2016, the record date for the Meeting, there were 119,501,206 shares of common stock outstanding and entitled to vote on all matters. At the Meeting, 108,950,746 shares of common stock eligible to vote were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Meeting are set forth below.

Proposal No. 1 – The election of three Class III directors.

The election of three Class III directors:

Nominee	For	Withheld	Broker Non-Vote
Jack M. Greenberg	71,002,201	33,946,675	4,001,870
Thomas H. Pike	104,136,117	812,759	4,001,870
Annie H. Lo	104,304,119	644,757	4,001,870

All director nominees were duly elected.

Proposal No. 2 – Approval, on an advisory (non-binding) basis, of the resolution regarding executive compensation.

For	Against	Abstain	Broker Non-Vote
103,023,345	1,821,687	103,844	4,001,870

This proposal was approved on an advisory (non-binding) basis.

Proposal No. 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain
108,557,795	334,423	58,528

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary